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                                                                   Exhibit 17(d)

                          STERLING CAPITAL CORPORATION
                               635 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 980-3360

                  PROXY Solicited by the Board of Directors for Special Meeting of Shareholders to be held on __________, 2005

                [X]       PLEASE MARK VOTES AS IN THIS EXAMPLE

The undersigned appoints ______________ and ______________ and each of them, each with power to appoint a substitute, and with authority to each to act in the absence of the other, the Proxies and Proxy of the undersigned to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of Sterling Capital Corporation ("Sterling Capital"), scheduled to be held at __:____ [a.m.]/[p.m.], Eastern time, on __________, 2005, at
[location TBD] and any adjournments, postponements, continuations or reschedulings thereof (the "Special Meeting"). The Board of Directors of Sterling Capital unanimously recommends that you vote "FOR" the proposal below.

VOTE ON PROPOSAL                                          FOR  AGAINST  ABSTAIN
1.        To approve an Agreement and Plan of             [ ]    [ ]      [ ]
Reorganization providing for the transfer of all or
substantially all of the assets (other than a reserve of
$250,000 in cash set aside to pay Sterling Capital's
known and contingent expenses in connection with its
dissolution and liquidation) of Sterling Capital to The
Gabelli Equity Trust Inc. ("Gabelli Equity") in exchange
solely for full shares of common stock of Gabelli Equity
and cash in lieu of fractional shares of common stock of
Gabelli Equity, the assumption by Gabelli Equity of the
Stated Liabilities (as defined in the enclosed Proxy
Statement/Prospectus) of Sterling Capital and the
distribution of shares of common stock of Gabelli Equity
to the shareholders of Sterling Capital, followed by the
termination, dissolution and complete liquidation of
Sterling Capital.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF.

The shares represented by this Proxy are to be voted in accordance with any specification made above. Where no specification is given, Proxies will be voted FOR the election of all nominees for directors.
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Receipt of the Notice of the Special Meeting and the related Proxy
Statement/Prospectus is hereby acknowledged.

Please be sure to sign and date this Proxy in the box below.

                                         --------------------------------------
                                         Date

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                                         Shareholder sign above

                                         --------------------------------------
                                         Co-holder (if any) sign above


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    Detach above card, sign, date and mail in postage paid envelope provided.

                          STERLING CAPITAL CORPORATION

(Please sign exactly as name appears hereon. It is requested that joint owners each sign. Executors, administrators, trustees, etc. should so indicate when signing and where more than one is named, a majority should sign.)

IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

                                          --------------------------------------
                                          Name

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                                          Address

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                                          City             State             Zip


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